Exhibit 10.27

Authorization Agreement of Use of Intellectual Property

Party A: Anyuan Sun

Party B: Zhejiang Xibolun Automation Project Technology Co., Ltd.

According to Patent Law of People’s Republic of China and Implementing Regulations on Patent Law of People’s Republic of China, Party A and Party B hereby enter into this Authorization Agreement of Use of Intellectual Property.

I Authorization Content of Use of Intellectual Property

1. Party A hereby authorizes Party B to use the following patent right:

No.	Name	Patent Number	Application Date	Patent Owner	Issuance Date	Type
1	A type of manual sterile sampling valve	ZL 2013 1 0751950.3	2013-12-30	Anyuan Sun	2016-1-13	Invention

2. Authorization duration: from the entry of this agreement to an entry of termination agreement by both Party A and Party B.

3. Geographical range of authorized use: within People’s Republic of China

II Rights and Duties of both parties

1. Party B is authorized to use the above patent right within the range specified in I without any payment to Party A.

2. Party B shall use the patent right in accordance with certain time limit and method listed in this agreement.

3. Party A promises to guarantee for all the main technical characteristics and index of the intellectual property in this agreement.

4. Party A shall present in court and be responsible to any legal obligation if there are any third parties raising claims for tort during the execution of this agreement.

III This agreement will be terminated accordingly if there is any intellectual property voided after the effectiveness of this agreement.

IV Resolution of Dispute

1. Both Party A and Party B would need to consent in order to revise this agreement.

2. If any loss was caused by either party’s failure to comply with his duty, or badly violate the terms of this agreement, the observant party has the right to ask for economic compensation from the delinquent party. After compensation, the agreement can be effective if mutual consent is present after negotiation.

3. If no agreement has been reached regarding the dispute of this agreement, the dispute shall be submitted to Wenzhou Arbitration Commission for arbitration according to Arbitration Rules of People’s Republic of China. The result of arbitration will be final and binding to both of the parties.

V This agreement will be effective once both parties sign.

Party A: /s/ Anyuan Sun

Party B: /s/ Zhejiang Xibolun Automation Project Technology Co., Ltd.

The contract was signed on 2016-03-15.